Exhibit 99.1

Ceres Expands Board of Directors

with former BP Chief Scientist and Undersecretary of Energy Steven Koonin

THOUSAND OAKS, Calif. – August 22, 2012 – Energy crop company Ceres, Inc. (Nasdaq: CERE) today announced that former BP Chief Scientist and Undersecretary of Energy for Science, Steven E. Koonin, PhD, has joined the company’s board of directors. Ceres’ board will now have 12 members, including 10 independent directors as defined under the rules of the Nasdaq Stock Market.

“It is a great pleasure to welcome a board member with such a valuable combination of experience from both the energy industry and public service to join our efforts to commercialize our pipeline of non-food, bioenergy products,” said Richard Hamilton, President and CEO of Ceres. “Continued high oil prices, despite the current economic uncertainty, underscore the unique value of liquid transportation fuels as well as the imperative to rapidly develop alternative feedstocks for biofuels.”

“The ability to dovetail into the existing fuel distribution and transportation infrastructure places biofuels in an advantaged position among renewables,” said Koonin. “To be both competitive and sustainable, these renewable transportation fuels will rely on the type of high-yield, low-input feedstocks made possible through dedicated energy crops. I see significant technical headroom for a company like Ceres to help the biofuels industry reach greater scale and efficiency.”

Koonin served as Undersecretary for Science at the U.S. Department of Energy from May 2009, following his confirmation by the U.S. Senate, until November 2011. As the department’s chief scientific officer, he provided strategic technical advice to the Secretary of Energy and oversaw technical activities across the department’s science, energy, and security activities. Prior to joining the government, Koonin spent five years as Chief Scientist for BP, plc. where he led the analysis of renewable energies and alternate fuel sources, and played a central role in establishing the Energy Biosciences Institute. From 1975-2006, Koonin was a professor of theoretical physics at Caltech and was the institute’s Provost for almost a decade. Today, he serves as the founding director of the Center for Urban Science and Progress, an applied science and engineering institute created by New York University.

His memberships include the U.S. National Academy of Sciences, the American Academy of Arts and Sciences, and the Council on Foreign Relations. He is also a member and past chair of the JASON advisory group and serves as an independent governor of the Los Alamos and Lawrence Livermore National Security LLCs. Koonin holds a BS in Physics from Caltech and a PhD in Theoretical Physics from MIT and is an adjunct staff member at the Institute for Defense Analyses.

ABOUT CERES

Ceres, Inc. is an agricultural biotechnology company that markets seeds for energy crops used in the production of renewable transportation fuels, electricity and bio-based products. The company combines advanced plant breeding and biotechnology to develop products that can address the limitations of first-generation bioenergy feedstocks, increase biomass productivity, reduce crop inputs and improve cultivation on marginal land. Its development activities include sweet sorghum, high-biomass sorghum, switchgrass and miscanthus. Ceres markets its products under its Blade brand.

CERES FORWARD-LOOKING STATEMENTS

This press release may contain forward-looking statements. All statements, other than statements of historical facts, including statements regarding our efforts to develop and commercialize our products, our short-term and long-term business strategies, market and industry expectations, future operating metrics, product yields and future results of operations and financial position, are forward-looking statements. You should not place undue reliance on these forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control. Factors that could materially affect actual results can be found in Ceres’ filings with the U.S. Securities and Exchange Commission. Ceres undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Ceres’ views as of any date subsequent to the date of this press release.

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CONTACT:

Ceres, Inc.

Gary Koppenjan

(805) 375-7801

ir@ceres.net